Exhibit 1.01

Cardinal Health, Inc.
Conflict Minerals Report
For the 2018 Reporting Period
Introduction
As used in this report, "Cardinal Health," "we," "our," "us" and similar pronouns refer to Cardinal Health, Inc. and its consolidated subsidiaries, unless the context requires otherwise. "Conflict minerals" (or “3TG”) are defined as columbite-tantalite (coltan), cassiterite, gold and wolframite and the derivatives tantalum, tin and tungsten.
Cardinal Health is a global, integrated healthcare services and products company providing customized solutions for hospitals, healthcare systems, pharmacies, ambulatory surgery centers, clinical laboratories and physician offices. We provide medical products and pharmaceuticals and cost-effective solutions that enhance supply chain efficiency.
We manage our business in two segments: Pharmaceutical and Medical. Our Pharmaceutical segment distributes branded and generic pharmaceutical, specialty pharmaceutical and over-the-counter healthcare and consumer products in the United States and also provides services to pharmaceutical manufacturers and healthcare providers. This segment also provides services to pharmaceutical manufacturers and healthcare providers for specialty pharmaceutical products, operates nuclear pharmacies and radiopharmaceutical manufacturing facilities and provides pharmacy management services to hospitals. It also provides medication therapy management and patient outcomes services to hospitals, other healthcare providers and payers, and repackages generic pharmaceuticals and over-the-counter healthcare products.
Our Medical segment manufactures, sources and distributes Cardinal Health branded medical, surgical and laboratory products. This segment also distributes a broad range of national brand products and provides supply chain services and solutions to hospitals, ambulatory surgery centers, clinical laboratories and other healthcare providers. It also distributes medical products to patients’ homes.
Our Pharmaceutical segment, which generated approximately 89% of our consolidated revenue for our fiscal year ended June 30, 2018, does not have any in-scope products under the 3TG Rule (as defined below). Accordingly, most of our business activities do not come within the scope of the 3TG Rule.
Pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 and Form SD (together, the "3TG Rule"), this Conflict Minerals Report describes, for the period from January 1, 2018 to December 31, 2018 (the "2018 Reporting Period"), the measures we have taken to conduct due diligence on the source and chain of custody of the 3TG contained in, and necessary to the functionality or production of, the products that we manufactured or contracted to manufacture during the 2018 Reporting Period.
In-Scope Products and Our Supply Chain
We assessed all product lines manufactured or contracted to be manufactured by us in the 2018 Reporting Period to determine whether they potentially contained necessary 3TG. Through the assessment process, our product teams determined that the following product lines manufactured or contracted to be manufactured by our Medical segment (collectively, the "Products") contained necessary 3TG for the 2018 Reporting Period: radio frequency identification enabled inventory management cabinets and wands; ureteral stone retrieval devices; certain balloon catheters; certain negative pressure wound therapy devices; and certain enteral feeding, electrode and thermometry product lines.
Our supply chains are complex and fragmented. As a “downstream” company, we are many tiers removed in the minerals supply chain from smelters and refiners (collectively, "SORs") that process the 3TG found in the Products, with many intervening third parties between the original sources of 3TG and us.
Reasonable Country of Origin Inquiry
As required by the 3TG Rule, we conducted a good faith, reasonable country of origin inquiry ("RCOI") regarding the 3TG in materials, components and finished goods supplied to us that relate to the Products. The RCOI was designed to determine whether any of the 3TG originated in the Democratic Republic of the Congo or its adjoining countries (collectively, the “Covered Countries”) and was not from recycled or scrap sources. Selected elements of our RCOI process are described below.

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With the assistance of a third-party vendor with expertise in supply chain due diligence (the “Vendor”), we engaged 33 potentially in-scope suppliers to collect information regarding the presence and source of 3TG in the Products. These suppliers were asked to complete the Conflict Minerals Reporting Template (v.5.11 or higher) (the “CMRT”) and return it to the Vendor for assessment and management. The CMRT is an internationally-recognized standardized reporting form developed by the Responsible Minerals Initiative ("RMI") that requests, among other things, information regarding the SORs that processed the 3TG in the supplier’s products, the country of origin of that 3TG and the supplier’s compliance program. Any suppliers that provided information on the CMRT at the company level are encouraged to re-submit at the product level.

•
The Vendor followed up with all unresponsive suppliers using both automated and personalized emails and offered assistance and further information about the requirements of the 3TG Rule and our expectations.

•	The Vendor also identified and followed up on incomplete or contradictory answers in each CMRT submitted and encouraged suppliers to re-submit a corrected CMRT.

•
Where suppliers identified SORs in their completed CMRTs, the Vendor verified whether the listed entities were SORs of 3TG by comparing the entities’ names to the CMRT’s smelter list. The Vendor also checked whether the SOR was listed by the RMI as being conformant with the RMI's Responsible Minerals Assurance Process (the “RMAP”) assessment protocols. The RMAP uses an independent third-party assessment of SOR management systems and sourcing practices to validate conformance with RMAP standards and current global standards. Our suppliers identified a total of 313 SORs, of which 252 SORs were listed by the RMI as of May 1, 2019 as being “conformant” and five were listed as being “active” in the conformance assessment process. Many of the CMRTs we received were prepared at a company level, meaning that they covered all of the supplier’s products and not just those that the supplier sold to us. As a result, we were not able to determine whether the identified SORs actually processed the 3TG contained in the Products. In addition, the suppliers may not have identified all of the SORs in their supply chains.

•	The Vendor researched and reviewed mine information for the SORs to try to determine the mine and country of origin of the 3TG processed by the SORs.
Based on our RCOI, we have reason to believe that at least some of the 3TG contained in the Products may have originated in the Covered Countries and may not be from recycled or scrap sources. Accordingly, we conducted due diligence on the source and chain of custody of the 3TG.
Due Diligence
The due diligence measures described below were designed to conform, in all material respects, with the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, including the Supplements for tin, tantalum and tungsten and gold (Third Edition) (the "OECD Guidance"). The OECD Guidance identifies five steps for due diligence that should be implemented and provides specific guidance with respect to each step. We developed our due diligence measures to address each of these five steps and to help ensure that the 3TG in the Products is responsibly sourced. These measures took into account the OECD Guidance’s recommendations for companies in the downstream segments of the supply chain, which typically are several tiers removed from, and have no direct relationships with, SORs. The following discussion addresses each of the five steps in turn.

1.	Establish Company Management Systems
We have implemented a 3TG compliance program (the “Program”) with the following attributes:
Policy Statement
We have adopted a Conflict Minerals Policy (the "Policy") that sets forth the expectation that our suppliers source materials from suppliers that also source responsibly, including from conflict-free mines in the Covered Countries. The Policy is available on our website at https://www.cardinalhealth.com/en/about-us/corporate-citizenship/ethics-and-governance.html. Information contained on our website is not incorporated by reference into this report or the Form SD.
The Policy states that we expect suppliers to be aware of the requirements of the 3TG Rule and other 3TG legislation and to respond in a timely manner to our requests for information. As stated in the Policy, we do not embargo sourcing from the Covered Countries and encourage our suppliers to continue to source responsibly from those countries.
Steering Committee
We have a 3TG steering committee to provide cross-functional oversight for the Program, including representatives from sourcing, manufacturing, legal, quality and regulatory, and internal audit. Our Senior Vice President, Strategic Sourcing Global Products is the executive leader of the steering committee. The steering committee reports on the Program to the Environmental, Social and Governance ("ESG") Coordinating Committee, the ESG Working Group of our Disclosure Committee and the Chief Legal and Compliance Officer.

Control Systems and Supply Chain Transparency
As discussed above, the Vendor facilitates supplier engagement and assists us in collecting, analyzing, verifying and storing supplier-provided data and performing due diligence for the Program. With the assistance of the Vendor, we contacted and solicited information from suppliers concerning the usage and source of 3TG, using the CMRT.
To further strengthen the Program, in 2016, we became a member of the RMI, a cross-industry organization that provides resources, tools and information to help companies source conflict-free minerals, including a list of confirmed SORs, and the RMI’s RMAP.
Our Vendor Code of Conduct requires suppliers to comply with the Policy, including working with their suppliers to identify the source and chain of custody of any 3TG contained in their products. Suppliers must agree to cooperate with us in connection with any inquiries or due diligence that we choose to perform with respect to such 3TG. The Vendor Code of Conduct is available on our website at https://www.cardinalhealth.com/content/dam/corp/web/documents/Policy/cardinal-health-vendor-code-of-conduct-policy.pdf.
The Vendor maintains records of product and supply chain information collected through the due diligence activities carried out under the Program. Documentation is retained for at least five years in an electronic database.
Supplier Engagement
In support of our Policy, we have incorporated 3TG compliance provisions into the standard terms of our Medical segment's supplier agreement template. As discussed above, we also address 3TG compliance in the Policy and the Vendor Code of Conduct. Both of these instruments are distributed to suppliers and publicly available on our website.
To further ensure suppliers understand and meet our expectations, we have, through the Vendor, provided suppliers of the Products with access to video and written training materials and courses and other compliance support on 3TG compliance and completing the CMRT. We encourage all suppliers to complete these courses and track training based on completion.
Grievance Mechanism
We have a dedicated email address for reporting questions or concerns relating to our Policy or Program to a Cardinal Health representative. The email address is conflict_minerals@cardinalhealth.com. In addition, we have a business conduct line that provides a mechanism for anyone to anonymously report conduct they know or believe is in violation of Cardinal Health guidelines or policies, including any concerns related to the 3TG supply chain. The contact information for this mechanism is found in our Standards of Business Conduct, which is available on our website at https://www.cardinalhealth.com/en/about-us/who-we-are/ethics-and-compliance.html.

2.	Risk Identification and Assessment in the Supply Chain
Risks are identified by the Vendor's software based on “red flags” criteria established for supplier responses, including the submission of a CMRT with incomplete or contradictory answers. These risks are addressed in the first instance by the Vendor's staff, who contact the supplier, gather pertinent data and perform an assessment of the supplier’s 3TG sourcing risk. Risks are communicated to our 3TG steering committee and our Chief Legal and Compliance Officer.
Possible sourcing risks were identified by assessing the due diligence practices of SORs listed on CMRT declarations. The Vendor determined whether each SOR identified in a CMRT response was conformant by reviewing the identified SORs against the lists of conformant SORs published by the RMI. SORs classified as actively pursuing conformant status under the RMAP also were identified. In addition, the Vendor uses other factors to assess possible SOR risk, including geographic proximity to the Covered Countries, known 3TG source country of origin, credible evidence of unethical or conflict sourcing and peer assessments conducted by third-party sources believed to be reliable by the Vendor.
Additionally, through the Vendor, we evaluated the strength of our suppliers' 3TG due diligence and supply chain control programs, further assisting us in identifying supply chain risk. The criteria used to evaluate the program strength of our suppliers included reviewing whether the supplier has a 3TG policy, whether it has implemented due diligence measures for conflict-free sourcing, whether it verifies due diligence information from its suppliers and whether its verification process includes corrective action management. If a supplier is determined to have a weak program as a result of this evaluation, it receives a communication from the Vendor informing it of this rating.

3.	Risk Response Strategy
Together with the Vendor, we developed processes to assess and respond to risks in 3TG sourcing.
As the Program progresses, the Vendor makes escalating contacts with suppliers that have not responded to our CMRT requests, emphasizing the importance of their response and their required cooperation for compliance with the 3TG Rule. When SORs determined to be of higher risk are reported on a CMRT by one of the suppliers surveyed, we seek to mitigate risk by requesting, through the Vendor, that the supplier take its own risk mitigation actions, including the submission of a product-specific CMRT to better identify the connection of the SORs to products that the supplier supplied to us.
If we have reason to believe that a supplier is using 3TG from sources that may support conflict in the Covered Countries, we will seek to encourage it to establish an alternative source of 3TG that does not support such conflict. In addition, suppliers are guided to the Vendor's learning platform for educational materials on mitigating the risk of SORs on the supply chain.
The Vendor also directly contacts SORs that are not currently enrolled in the RMAP to encourage their participation and gather information regarding each SOR's sourcing practices.
In addition, under our Vendor Code of Conduct, if we determine or believe at any time that a supplier has failed to comply with the standards set forth in the Vendor Code of Conduct, including those with respect to 3TG, we have the right to cease the purchase of the supplier's products without liability or obligation.
We address identified risks on a case-by-case basis. This flexible approach enables us to tailor the response to the risks identified.

4.	Audits of Due Diligence Practices of SORs
We do not have a direct relationship with SORs and do not perform or direct SOR audits. Instead, as a member of the RMI, we rely on internationally-recognized assessment programs, such as the RMAP, that facilitate and confirm independent third-party audits of SORs’ supply chain due diligence practices. Any SOR that has not been validated as conformant with such an audit protocol receives a communication from the Vendor encouraging the SOR to participate in a conflict-free assessment program such as the RMAP.

5.	Annual Public Reporting on Supply Chain Due Diligence
We report annually on our supply chain due diligence by filing a Form SD and a Conflict Minerals Report with the U.S. Securities and Exchange Commission. We have published our Conflict Minerals Report for the 2018 Reporting Period our website at https://www.cardinalhealth.com/en/about-us/corporate-citizenship/ethics-and-governance.html.
Due Diligence Results
Survey Results
For the 2018 Reporting Period, we received responses from approximately 82% of all surveyed suppliers. CMRT submissions were reviewed and validated as discussed earlier in this report.
Smelters and Refiners
Notwithstanding our due diligence efforts, because many of the suppliers provided information in their CMRTs at a company level, we were unable to conclusively determine the country of origin of, or facilities used to process, the necessary 3TG in the Products for the 2018 Reporting Period. Thus, SOR information we received from our suppliers may not be relevant to any of the Products and may identify SORs that are not actually in our supply chain. In addition, some suppliers indicated that they received incomplete information from their suppliers and, therefore, could not provide a comprehensive list of all SORs in their supply chains.
Annex A contains a list of the SORs reported by the suppliers. A total of 313 SORs were identified. As of May 1, 2019, 252 of these SORs, or 81%, were listed as conformant and five, or 2%, were listed as active by the RMI. Annex B provides an aggregated list of potential countries of origin of the 3TG processed by the conformant SORs.
Cardinal Health's efforts to determine the mine or location of origin of the necessary 3TG in the Products with the greatest possible specificity consisted of the implementation of the Program and due diligence measures described above in this Conflict Minerals Report.

Risk Mitigation Steps
We took the following actions to improve our Program following the filing of our Conflict Minerals Report for the period from January 1, 2017 to December 31, 2017:

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Improved Supplier Engagement. We have continued to engage a Vendor, through which we have reached out to suppliers, communicated our expectations under the Program and offered education and training for suppliers. The Vendor has encouraged suppliers to access extensive resources on due diligence and risk mitigation on the Vendor's platform and website to improve the suppliers' knowledge and practices.

•	Enhanced Due Diligence Processes. We have continued to utilize the Vendor's expertise in supplier surveys and supply chain due diligence, which considers improvements in broader industry practice.

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Supported Efforts to Encourage SOR Participation in Conflict-Free Validation Programs. We have continued to participate as a member of the RMI to support programs like the RMAP that facilitate and validate independent third-party audits of SORs’ supply chain due diligence practices. The Vendor has conducted independent outreach on our behalf to SORs not currently participating in these programs to encourage participation and to gather additional information on these SORs' sourcing practices.

Forward-Looking Statements
This report includes forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties, such as whether industry organizations and initiatives remain effective as a source of external support to us in the 3TG compliance process. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Forward-looking statements can also be identified by words such as “expects,” “plans,” “intends,” “will,” “may,” and similar terms and include statements reflecting future results or guidance and statements of outlook. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. Forward-looking statements are not guarantees of future performance. We assume no obligation to revise or update any forward-looking statements for any reason, except as required by law. Subsequent events may affect our future determinations under the 3TG Rule.

ANNEX A
Identified SORs
The following is a list of SORs reported in suppliers' CMRTs. SORs that are listed as conformant by the RMI as of May 1, 2019, or that are listed by the RMI as having committed to undergo an RMAP assessment, are indicated as noted by an asterisk below.
As discussed in our Conflict Minerals Report, we are unable to determine whether any of the SORs listed in this Annex A processed the 3TG in the Products. As a result, the presence of a SOR on the list does not mean that the Products necessarily contained 3TG processed by that SOR. In addition, because the suppliers may not have identified all of the SORs in their supply chains, the products may contain 3TG processed by other SORs not listed below.

Mineral	SOR Name	SOR Location
Gold	Abington Reldan Metals, LLC	UNITED STATES
Gold	Advanced Chemical Company*	UNITED STATES
Gold	African Gold Refinery	UGANDA
Gold	Aida Chemical Industries Co., Ltd.*	JAPAN
Gold	Al Etihad Gold LLC*	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.*	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)*	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Mineração*	BRAZIL
Gold	Argor-Heraeus S.A.*	SWITZERLAND
Gold	Asahi Pretec Corp.*	JAPAN
Gold	Asahi Refining Canada Ltd.*	CANADA
Gold	Asahi Refining USA Inc.*	UNITED STATES
Gold	Asaka Riken Co., Ltd.*	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	AU Traders and Refiners*	SOUTH AFRICA
Gold	Aurubis AG*	GERMANY
Gold	Bangalore Refinery*	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*	PHILIPPINES
Gold	Boliden AB*	SWEDEN
Gold	C. Hafner GmbH + Co. KG*	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation*	CANADA
Gold	Cendres + Métaux S.A.*	SWITZERLAND
Gold	Chimet S.p.A.*	ITALY
Gold	Chugai Mining*	JAPAN
Gold	Daejin Indus Co., Ltd.*	REPUBLIC OF KOREA
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	DODUCO Contacts and Refining GmbH*	GERMANY
Gold	Dowa*	JAPAN
Gold	DS PRETECH Co., Ltd.*	REPUBLIC OF KOREA
Gold	DSC (Do Sung Corporation)*	REPUBLIC OF KOREA
Gold	Eco-System Recycling Co., Ltd.*	JAPAN
Gold	Emirates Gold DMCC*	UNITED ARAB EMIRATES

Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	Geib Refining Corporation*	UNITED STATES
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.*	CHINA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	HeeSung*	REPUBLIC OF KOREA
Gold	Heimerle + Meule GmbH*	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.*	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG*	GERMANY
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hunan Guiyang Yinxing Nonferrous Smelting Co., Ltd.	CHINA
Gold	Hwasung CJ Co., Ltd.	REPUBLIC OF KOREA
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.*	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.*	JAPAN
Gold	Istanbul Gold Refinery*	TURKEY
Gold	Italpreziosi*	ITALY
Gold	Japan Mint*	JAPAN
Gold	Jiangxi Copper Co., Ltd.*	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed*	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.*	JAPAN
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc*	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC*	UNITED STATES
Gold	KGHM Polska Miedz Spolka Akcyjna*	POLAND
Gold	Kojima Chemicals Co., Ltd.*	JAPAN
Gold	Korea Zinc Co., Ltd.*	REPUBLIC OF KOREA
Gold	Kyrgyzaltyn JSC*	KYRGYZSTAN
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	L'azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	L'Orfebre S.A.*	ANDORRA
Gold	LS-NIKKO Copper Inc.*	REPUBLIC OF KOREA
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Marsam Metals*	BRAZIL
Gold	Materion*	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.*	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.*	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.*	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.*	CHINA
Gold	Metalor Technologies S.A.*	SWITZERLAND

Gold	Metalor USA Refining Corporation*	UNITED STATES
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.*	MEXICO
Gold	Mitsubishi Materials Corporation*	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.*	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.*	INDIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Morris and Watson	NEW ZEALAND
Gold	Morris and Watson Gold Coast	AUSTRALIA
Gold	Moscow Special Alloys Processing Plant*	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.*	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	NH Recytech Company *	REPUBLIC OF KOREA
Gold	Nihon Material Co., Ltd.*	JAPAN
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH*	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.*	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)*	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery*	RUSSIAN FEDERATION
Gold	PAMP S.A.*	SWITZERLAND
Gold	Pease & Curren	UNITED STATES
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Planta Recuperadora de Metales SpA*	CHILE
Gold	Prioksky Plant of Non-Ferrous Metals*	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk*	INDONESIA
Gold	PX Précinox S.A.*	SWITZERLAND
Gold	QG Refining, LLC	UNITED STATES
Gold	Rand Refinery (Pty) Ltd.*	SOUTH AFRICA
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA
Gold	Remondis Argentia B.V.*	NETHERLANDS
Gold	Republic Metals Corporation*	UNITED STATES
Gold	Royal Canadian Mint*	CANADA
Gold	SAAMP*	FRANCE
Gold	Sabin Metal Corp.	UNITED STATES
Gold	Safimet S.p.A*	ITALY
Gold	SAFINA A.S.	CZECH REPUBLIC
Gold	Sai Refinery	INDIA
Gold	Samduck Precious Metals	REPUBLIC OF KOREA
Gold	SAMWON Metals Corp.	REPUBLIC OF KOREA
Gold	SAXONIA Edelmetalle GmbH*	GERMANY
Gold	SEMPSA Joyería Platería S.A.*	SPAIN
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*	CHINA
Gold	Shangdong Humon Smelting Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.*	CHINA
Gold	Singway Technology Co., Ltd.*	TAIWAN
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals*	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.*	TAIWAN

Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold	Sudan Gold Refinery	SUDAN
Gold	Sumitomo Metal Mining Co., Ltd.*	JAPAN
Gold	SungEel HiTech*	REPUBLIC OF KOREA
Gold	T.C.A S.p.A*	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.*	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.*	CHINA
Gold	Tokuriki Honten Co., Ltd.*	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Tony Goetz NV	BELGIUM
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Torecom*	REPUBLIC OF KOREA
Gold	Umicore Brasil Ltda.*	BRAZIL
Gold	Umicore Precious Metals Thailand*	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining*	BELGIUM
Gold	United Precious Metal Refining, Inc.*	UNITED STATES
Gold	Universal Precious Metals Refining Zambia	ZAMBIA
Gold	Valcambi S.A.*	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint*	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH*	GERMANY
Gold	Yamamoto Precious Metal Co., Ltd.*	JAPAN
Gold	Yokohama Metal Co., Ltd.*	JAPAN
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	CHINA
Tantalum	Asaka Riken Co., Ltd.*	JAPAN
Tantalum	Changsha South Tantalum Niobium Co., Ltd.*	CHINA
Tantalum	D Block Metals, LLC*	UNITED STATES
Tantalum	Exotech Inc.*	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.*	CHINA
Tantalum	FIR Metals & Resource Ltd.*	CHINA
Tantalum	Global Advanced Metals Aizu*	JAPAN
Tantalum	Global Advanced Metals Boyertown*	UNITED STATES
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.*	CHINA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.*	CHINA
Tantalum	H.C. Starck Co., Ltd.*	THAILAND
Tantalum	H.C. Starck Hermsdorf GmbH*	GERMANY
Tantalum	H.C. Starck Inc.*	UNITED STATES
Tantalum	H.C. Starck Ltd.*	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG*	GERMANY
Tantalum	H.C. Starck Tantalum and Niobium GmbH*	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.*	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.*	CHINA
Tantalum	Jiangxi Tuohong New Raw Material*	CHINA
Tantalum	Jiujiang Janny New Material Co., Ltd.*	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.*	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.*	CHINA

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.*	CHINA
Tantalum	KEMET Blue Metals*	MEXICO
Tantalum	KEMET Blue Powder*	UNITED STATES
Tantalum	LSM Brasil S.A.*	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.*	INDIA
Tantalum	Mineracao Taboca S.A.*	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.*	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*	CHINA
Tantalum	NPM Silmet AS*	ESTONIA
Tantalum	Power Resources Ltd.*	MACEDONIA
Tantalum	QuantumClean*	UNITED STATES
Tantalum	Resind Industria e Comercio Ltda.*	BRAZIL
Tantalum	RFH Tantalum Smeltry Co., Ltd.*	CHINA
Tantalum	Solikamsk Magnesium Works OAO*	RUSSIAN FEDERATION
Tantalum	Taki Chemicals*	JAPAN
Tantalum	Telex Metals*	UNITED STATES
Tantalum	Ulba Metallurgical Plant JSC*	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.*	CHINA
Tin	Alpha*	UNITED STATES
Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.*	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.*	CHINA
Tin	China Tin Group Co., Ltd.*	CHINA
Tin	CV Ayi Jaya*	INDONESIA
Tin	CV Dua Sekawan*	INDONESIA
Tin	CV Gita Pesona*	INDONESIA
Tin	CV Tiga Sekawan*	INDONESIA
Tin	CV United Smelting*	INDONESIA
Tin	CV Venus Inti Perkasa*	INDONESIA
Tin	Dowa*	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM
Tin	EM Vinto*	BOLIVIA
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Fenix Metals*	POLAND
Tin	Gejiu Fengming Metallurgy Chemical Plant*	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC*	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.*	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.*	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.*	CHINA
Tin	Guangdong Hanhe Non-ferrous Metal Limited Company*	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant*	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.*	CHINA
Tin	Jiangxi New Nanshan Technology Ltd.*	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.*	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)*	MALAYSIA

Tin	Melt Metais e Ligas S.A.*	BRAZIL
Tin	Metallic Resources, Inc.*	UNITED STATES
Tin	Metallo Belgium N.V.*	BELGIUM
Tin	Metallo Spain S.L.U.*	SPAIN
Tin	Mineracao Taboca S.A.*	BRAZIL
Tin	Minsur*	PERU
Tin	Mitsubishi Materials Corporation*	JAPAN
Tin	Modeltech Sdn Bhd*	MALAYSIA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin	O.M. Manufacturing (Thailand) Co., Ltd.*	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.*	PHILIPPINES
Tin	Operaciones Metalurgical S.A.*	BOLIVIA
Tin	Pongpipat Company Limited	MYANMAR
Tin	PT Aries Kencana Sejahtera*	INDONESIA
Tin	PT Aries Artha Cipta Langgeng*	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya*	INDONESIA
Tin	PT Babel Inti Perkasa*	INDONESIA
Tin	PT Babel Surya Alam Lestari*	INDONESIA
Tin	PT Bangka Prima Tin*	INDONESIA
Tin	PT Bangka Serumpun*	INDOENSIA
Tin	PT Bangka Tin Industry*	INDONESIA
Tin	PT Belitung Industri Sejahtera*	INDONESIA
Tin	PT Bukit Timah*	INDONESIA
Tin	PT DS Jaya Abadi*	INDONESIA
Tin	PT Inti Stania Prima*	INDONESIA
Tin	PT Karimun Mining*	INDONESIA
Tin	PT Kijang Jaya Mandiri*	INDONESIA
Tin	PT Menara Cipta Mulia*	INDONESIA
Tin	PT Mitra Stania Prima*	INDONESIA
Tin	PT Panca Mega Persada*	INDONESIA
Tin	PT Premium Tin Indonesia*	INDONESIA
Tin	PT Prima Timah Utama*	INDONESIA
Tin	PT Refined Bangka Tin*	INDONESIA
Tin	PT Sariwiguna Binasentosa*	INDONESIA
Tin	PT Stanindo Inti Perkasa*	INDONESIA
Tin	PT Sukses Inti Makmur*	INDONESIA
Tin	PT Sumber Jaya Indah*	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur*	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok*	INDONESIA
Tin	PT Tinindo Inter Nusa*	INDONESIA
Tin	PT Tirus Putra Mandiri*	INDONESIA
Tin	PT Tommy Utama*	INDONESIA
Tin	Resind Industria e Comercio Ltda.*	BRAZIL
Tin	Rui Da Hung*	TAIWAN
Tin	Soft Metais Ltda.*	BRAZIL
Tin	Super Ligas	BRAZIL

Tin	Thaisarco*	THAILAND
Tin	Tin Technology & Refining*	UNITED STATES
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin	White Solder Metalurgia e Mineração Ltda.*	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.*	CHINA
Tin	Yunnan Tin Company Limited*	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.*	JAPAN
Tungsten	ACL Metais Eireli*	BRAZIL
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.*	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.*	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.*	CHINA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.*	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.*	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.*	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.*	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.*	CHINA
Tungsten	H.C. Starck Smelting GmbH & Co. KG*	GERMANY
Tungsten	H.C. Starck Tungsten GmbH*	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.*	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji*	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.*	CHINA
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.*	CHINA
Tungsten	Hydrometallurg, JSC*	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.*	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.*	CHINA
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.*	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.*	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.*	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.*	CHINA
Tungsten	Kennametal Fallon*	UNITED STATES
Tungsten	Kennametal Huntsville*	UNITED STATES
Tungsten	Malipo Haiyu Tungsten Co., Ltd.*	CHINA
Tungsten	Moliren Ltd*	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC*	UNITED STATES
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC*	VIETNAM
Tungsten	Philippine Chuangxin Industrial Co., Inc.*	PHILIPPINES
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City*	CHINA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.*	VIETNAM
Tungsten	Unecha Refractory metals plant*	RUSSIAN FEDERATION
Tungsten	Wolfram Bergbau und Hütten AG*	AUSTRIA
Tungsten	Woltech Korea Co., Ltd.*	REPUBLIC OF KOREA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.*	CHINA

Tungsten	Xiamen Tungsten Co., Ltd.*	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.*	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.*	CHINA

ANNEX B
Countries of Origin
Below is an aggregated list of countries of origin from which the conformant SORs listed in Annex A are believed to have potentially sourced 3TG (which also may include other countries). The countries of origin listed below are derived from information made available by the RMI to its members. Some of the identified SORs also may have sourced in whole or in part from recycled or scrap sources.

Argentina	Mauritania
Armenia	Mauritius
Australia	Mexico
Austria	Mongolia
Azerbaijan	Morocco
Benin	Mozambique
Plurinational State of Bolivia	Myanmar
Botswana	Namibia
Brazil	Nicaragua
Burkina Faso	Niger
Burundi	Nigeria
Canada	Papua New Guinea
Chile	Peru
China	Philippines
Colombia	Portugal
Cyprus	Russian Federation
Democratic Republic of the Congo	Rwanda
Dominican Republic	Saudi Arabia
Ecuador	Senegal
Egypt	Sierra Leone
Eritrea	Slovakia
Ethiopia	Solomon Islands
Finland	South Africa
Georgia	Spain
Ghana	Suriname
Guatemala	Swaziland
Guinea	Sweden
Guyana	Taiwan
Honduras	Tanzania
India	Thailand
Indonesia	Togo
Ivory Coast	Turkey
Kazakhstan	Uganda
Kenya	United Kingdom
Kyrgyzstan	United States
Laos	Uruguay
Lebanon	Uzbekistan
Madagascar	Venezuela
Malaysia	Zambia
Mali	Zimbabwe

B-1